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                                                                   Exhibit 3.31a

                            ARTICLES OF INCORPORATION
                                       OF
                                  ARMDAP, INC.

                                     I. NAME

          The name of this corporation is:

                                  ARMDAP, INC.

                                   II. PURPOSE

          The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                        III. AGENT FOR SERVICE OF PROCESS

          The name and address in the State of California of this corporation's initial agent for service of process is:

               Fred Armendariz
               23392 Madero, Unit H
               Mission Viejo, CA 92691

                           IV. LIABILITY OF DIRECTORS

          The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                               V. INDEMNIFICATION

          This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

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                              VI. AUTHORIZED SHARES

          This corporation is authorized to issue only one class of shares of stock, which shall be designated as "common shares," and the total number of shares which this corporation is authorized to issue is 100,000.

                            VII. CORPORATE GOVERNANCE

          In accordance with the provisions of Section 204(d) of the California General Corporation Law, the Bylaws of the corporation shall govern the powers of the directors to take actions for the corporation.

          DATED: October 3, 1991

          IN WITNESS WHEREOF, the undersigned, who is the incorporator of this corporation has executed these articles of incorporation on

October 3, 1991.


     /s/ Robert F. Klueger
-------------------------------
Robert F. Klueger, Incorporator

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                              CERTIFICATE OF MERGER

     Pursuant to Section 252 of the General Corporation Law of the State of Delaware, ARMDAP, Inc., a corporation existing under the laws of California, and ARMDAP Acquisition, Inc., do hereby certify to the following facts:

     FIRST: The name and state of incorporation of each constituent corporation that is a party to the merger is as follows:

     Name                       State of Incorporation
     ----                       ----------------------
     ARMDAP, Inc.                    California
     ARMDAP Acquisition, Inc.        Delaware

     SECOND: A Merger Agreement, dated December 29, 1999 (the "Agreement"), by and between ARMDAP, Inc., and ARMDAP Acquisition, Inc. has been approved, adopted, executed, acknowledged and certified by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

     THIRD: ARMDAP, Inc. (Surviving Corporation) hereby merges into itself, ARMDAP Acquisition, Inc., a Delaware corporation (Merging Corporation), and said ARMDAP Acquisition, Inc. shall be and hereby is merged into ARMDAP, Inc. which shall be the Surviving Corporation. The name of the Surviving Corporation shall continue to be ARMDAP, Inc., and the Surviving Corporation shall continue its existence under the laws of the state of California.

     FOURTH: The Articles of Incorporation of ARMDAP, Inc., is amended as follows:

     (a) Article III of the Articles of Incorporation shall be amended to read in full as follows:

                    The name and address in the State of California of this
               corporation's initial agent for service of process is:

                          CT Corporation System
                          818 West Seventh Street
                          Suite 1004
                          Los Angeles, California 90017
                          (County of Los Angeles)

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     (b) Article VI of the Articles of Incorporation shall be amended to read in full as follows:

                    This corporation is authorized to issue only one class of
               shares of stock, which shall be designated as "common shares," and the total number of shares which this corporation is authorized to issue is 1,000.

          FIFTH: The Surviving Corporation may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of ARMDAP Acquisition, Inc. as well as for enforcement of any obligations of the Surviving Corporation arising from the merger, including any suit or other proceedings to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provision of Section 262 of Title 8 of the Delaware Code and it does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceedings. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is 3 Goodyear Road, Irvine, California, 92718 until the Surviving Corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose. Service of such process may be made by personally delivering to and leaving with the Secretary of State of Delaware duplicate copies of such process, one of which copies the Secretary of State of Delaware shall forthwith send by registered mail to said ARMDAP, Inc. at the above address.

     SIXTH: The Surviving Corporation shall cause to be on file at 3 Goodyear Road, Irvine, California, 92718, the executed Agreement. Upon request and without cost, the Surviving Corporation shall cause to be furnished to any stockholder of the parties, a copy of the Agreement.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, ARMDAP, Inc. has caused this Certificate to be signed by Alfredo C. Armendariz, Jr., its authorized officer, this 29th day of December, 1999.

                                              ARMDAP, INC.


                                              By: /s/ Alfredo C. Armendariz, Jr.
                                                 -------------------------------
                                                 President

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                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                                  ARMDAP, INC.

                                 * * * * * * * *

     We, Thomas S. Johnson, the Chairman and Raymond Schilling, the Vice President, Secretary and Treasurer of ARMDAP, Inc., a corporation duly organized and existing under the laws of the State of California, do hereby certify:

     1. That they are the Chairman and the Vice President, Secretary and Treasurer, respectively, of ARMDAP, Inc., a California corporation.

     2. That an amendment to the articles of incorporation of this corporation has been approved by the board of directors.

     3. The amendment so approved by the board of directors is as follows:

     Article I of the articles of incorporation of this corporation is amended to read as follows:

                                     I. NAME

                        The name of this corporation is:

                         PACIFIC OFFICE SOLUTIONS, INC.

     4. That the sole shareholder has adopted said amendment by written consent. That the wording of said amendment as approved by written consent of the shareholders is the same as that set forth above. That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporation Code.

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     5. That the designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written consent to said amendment for approval thereof are as follows:

              Number of shares outstanding entitled to   Minimum percentage vote
Designation         vote or give written consent           required to approve*
-----------   ----------------------------------------   -----------------------
Common                          1,000                              100%

     6. That this certificate shall become effective on April 1, 2001.

     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.

Executed at Tampa, Florida on March 30, 2001.


                                                    /s/ Thomas S. Johnson
                                               ---------------------------------
                                               Thomas S. Johnson
                                               Chairman of the Board


                                                    /s/ Raymond Schilling
                                               ---------------------------------
                                               Raymond Schilling, Vice President
                                               Treasurer and Secretary

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